UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019
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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, Arizona		85027
(Address of principal executive offices)		(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS
Effective Thursday, May 30, 2019, Messrs. Richard Lehmann, Richard Kraemer, and Richard Dozer no longer serve as members of the Board of Directors ("the Board") of Knight-Swift Transportation Holdings Inc., a Delaware corporation ("the Company"). In accordance with the Company's director retirement policy, Messrs. Richard Lehmann and Richard Kraemer retired at the Annual Meeting, and Mr. Richard Dozer decided not to stand for reelection at the Annual Meeting. Mr. Dozer's decision not to stand for reelection was not due to any disagreements between Mr. Dozer and the Company on any matter relating to the Company's operations, policies, or practices.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On Thursday, May 30, 2019, the Company held its Annual Meeting of Stockholders. The matters voted upon at the 2019 Annual Meeting of Stockholders and the results of such voting are set forth below.

Proposal No. 1:	The Company's stockholders elected three Class II directors, each to serve a term of three years:
		For	Withheld	Broker Non-Votes
	Michael Garnreiter	145,831,338	2,478,077	18,681,904
	David Vander Ploeg	147,596,270	713,145	18,681,904
	Robert E. Synowicki Jr.	141,237,689	7,071,726	18,681,904

	The Company's stockholders elected two Class III directors, each to serve a term of one year:
		For	Withheld	Broker Non-Votes
	Kevin Knight	143,591,324	4,718,091	18,681,904
	David Jackson	146,844,731	1,464,684	18,681,904

Proposal No. 2:	The Company's stockholders approved, on an advisory, non-binding basis, the Company's executive compensation:
	For	Against	Abstain	Broker Non-Votes
	143,794,130	4,376,248	139,037	18,681,904

Proposal No. 3:	The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019:
	For	Against	Abstain
	165,846,594	1,029,495	115,230

Proposal No. 4:	The Company’s stockholders voted for a stockholder proposal regarding the declassification of the Company's Board:

	For	Against	Abstain	Broker Non-Votes
	97,597,508	44,688,877	6,023,025	18,681,909

ITEM 8.01	OTHER EVENTS
On May 30, 2019, the Board approved the repurchase of up to $250 million of the Company's outstanding common stock (the "2019 Knight-Swift Repurchase Plan"). With the adoption of the 2019 Knight-Swift Repurchase Plan, the Company terminated the $250 million repurchase plan previously approved by the Board in June 2018 (the "2018 Knight-Swift Repurchase Plan"). The Company purchased approximately $70.5 million, or 2.3 million shares, of its common stock under the 2018 Knight-Swift Repurchase Plan during the second quarter of 2019, leaving less than $0.2 million in remaining purchase authorization upon termination.
The Company intends to repurchase shares of common stock under the 2019 Knight-Swift Repurchase Plan when it is opportune to do so, using a variety of methods, which may include but is not limited to open market purchases, block trades, the implementation of a 10b5-1 plan, and/or any other available methods in accordance with Securities and Exchange Commission and other applicable legal requirements. The timing, prices, and volume of purchases will depend upon prevailing stock prices, the Company’s leverage ratio, general economic and market conditions, and other considerations. The 2019 Knight-Swift Repurchase Plan does not obligate the Company to repurchase or otherwise acquire any of its common stock. The 2019 Knight-Swift Repurchase Plan may be suspended or discontinued at any time, at the Board’s discretion.
The information in Item 8.01 of this report may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. In Item 8.01 of this report, the statements regarding the 2019 Knight-Swift Repurchase Plan are forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	May 31, 2019	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer